Exhibit 99.1

MAKO Surgical Corp. Reports Selected Operating Results for the Fourth Quarter and Full Year 2012

Fourth Quarter 2012 and Full Year Highlights

Fifteen RIO® systems sold in the quarter, of which thirteen were sold to domestic customers

Total of 45 RIO systems sold worldwide in 2012, increasing worldwide commercial installed base to 156 RIO systems and domestic commercial installed base to 151 RIO systems

2,904 MAKOplasty® procedures performed in the quarter, a 29% increase over the same period in 2011

Total of 10,204 MAKOplasty procedures performed in 2012, a 47% increase over 2011

Eleven MAKOplasty Total Hip Arthroplasty (THA) applications sold in the quarter, of which three were sold to existing customers

As of December 31, 2012, 62% of worldwide commercial installed base is MAKOplasty THA enabled

FORT LAUDERDALE, FL – (GLOBENEWSWIRE) — January 7, 2013 —MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets its RIO® Robotic Arm Interactive Orthopedic surgical platform, MAKOplasty® joint specific applications, and proprietary RESTORIS® implants that together enable orthopedic surgeons to consistently, reproducibly and precisely treat patient specific osteoarthritic disease, today announced its selected operating results for the fourth quarter and the year ended December 31, 2012 in anticipation of its business update presentation at the 31st Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco on Wednesday, January 9, 2013 at 7:30 am PT.

MAKO will provide a live webcast of the business update presentation. Interested parties may access the live webcast by visiting the investor relations section of MAKO’s web site at www.makosurgical.com. A replay of the webcast will be available on the MAKO website after the live presentation.

2012 Fourth Quarter and Full Year Review

RIO Systems – Fifteen RIO systems were sold during the fourth quarter, of which thirteen were sold to domestic customers and two were sold through international distributors to hospitals in Italy and Thailand. The revenue associated with the two RIO systems sold to and customer accepted by the international distributors will be deferred until all revenue recognition criteria are satisfied. A total of 45 new RIO systems were sold worldwide in 2012, bringing MAKO’s worldwide commercial installed base of RIO systems to 156 systems and domestic commercial installed base of RIO systems to 151 systems as of December 31, 2012.

MAKOplasty Procedure Volume – During the fourth quarter, 2,904 MAKOplasty procedures were performed, of which 2,756 were performed at domestic sites and 395 were Total Hip Arthroplasty (THA) procedures. The 2,904 MAKOplasty procedures performed represent a 20% increase over the procedures performed in the third quarter of 2012 and a 29% increase over the procedures performed in the fourth quarter of 2011. The 395 THA procedures performed represent a 31% increase over the THA procedures performed in the third quarter of 2012. The average monthly utilization per system was 6.6 procedures during the fourth quarter of 2012, an increase from 6.2 procedures per system per month in the third quarter of 2012. A total of 10,204 MAKOplasty procedures were performed in 2012, representing a 47% increase over the total procedures performed in 2011. Through December 31, 2012, approximately 23,000 procedures have been performed since the first procedure in June 2006.

MAKOplasty Total Hip Arthroplasty – In the fourth quarter, eleven MAKOplasty THA applications were sold, eight of which were sold with the RIO systems sales during the quarter and three of which were sold as upgrades to existing customers with knee-only commercial systems. As of December 31, 2012, 96 RIO systems, or 62% of the worldwide commercial installed base, are MAKOplasty THA enabled.

“We continued to make progress in the fourth quarter towards reestablishing our growth trajectory in RIO system placements and putting the building blocks in place to drive MAKOplasty procedure volume and utilization,” said Maurice R. Ferré, M.D., President and Chief Executive Officer of MAKO. “While 2012 was a challenging year for MAKO, we believe that the changes we initiated in the second half of the year will position MAKO well for improved performance in 2013 and ultimately provide for our long term success.”

Conference Call

MAKO will host a conference call on February 26, 2013 at 4:30 pm ET to discuss its fourth quarter and full year 2012 results. To listen to the conference call, please dial 877-843-0414 for domestic callers and 914-495-8580 for international callers approximately ten minutes prior to the start time. The participant code is 86531216. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of MAKO’s customers to secure adequate funding, including access to credit, for the purchase of MAKO’s products or cause MAKO’s customers to delay a purchasing decision, unanticipated changes in the timing of the sales cycle for MAKO’s products or the vetting process undertaken by prospective customers, changes in competitive conditions and prices in MAKO’s markets, delays in MAKO’s product development cycles, unanticipated issues relating to intended product launches, decreases in sales of MAKO’s principal product lines, decreases in utilization of MAKO’s principal product lines or in procedure volume, the effects of Hurricane Sandy, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, both nationally and internationally, unanticipated issues in complying with domestic or foreign regulatory requirements related to MAKO’s current products, including Medical Device Reporting requirements and other required reporting to the United States Food and Drug Administration, or securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, the impact of the United States healthcare reform legislation enacted in March 2010 on hospital spending, reimbursement, and the taxing of medical device companies, any unanticipated impact arising out of the securities class action or any other litigation, inquiry or investigation brought against MAKO, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop, market, protect and defend MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s periodic filings with the Securities and Exchange Commission, including MAKO’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 8, 2012. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®,” “RIO®,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

CONTACT:

Investors:

MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner

443-213-0500
makosurgical@westwicke.com

Source: MAKO Surgical Corp.